Exhibit 5.2

To: Credit Suisse Group Funding (Guernsey) Limited Helvetia Court, South Esplanade St. Peter Port, Guernsey, GY1 3WF Credit Suisse Group AG Paradeplatz 8 CH 8001 Zurich, Switzerland	Homburger AG Prime Tower Hardstrasse 201 | CH—8005 Zurich P.O. Box 314 | CH—8037 Zurich T +41 43 222 10 00 F +41 43 222 15 00 lawyers@homburger.ch

September 30, 2016 BOR | SAO | LEB | MUR | GEF
326005 | 7108124 4

Credit Suisse Group Funding (Guernsey) Limited | Credit Suisse Group AG

Exchange Offers for up to $2,000,000,000 4.550% Senior Notes due 2026, $1,500,000,000 3.450% Senior Notes due 2021, $1,000,000,000 Floating Rate Senior Notes due 2021 and $2,000,000,000 3.800% Senior Notes due 2023

Ladies and Gentlemen

We, Homburger AG, have acted as special Swiss counsel to Credit Suisse Group Funding (Guernsey) Limited (the Issuer) and Credit Suisse Group AG (the Guarantor) in connection with the preparation and filing with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), of a registration statement on Form F-4 (the Registration Statement) relating to the Issuer’s proposed offers to exchange (the Exchange Offers) (i) up to $2,000,000,000 aggregate principal amount of its outstanding 4.550% Senior Notes due 2026 (the 2026 Original Securities) for a like principal amount of 4.550% Senior Notes due 2026 (the 2026 Exchange Securities) to be issued by the Issuer under a senior indenture dated April 18, 2016 (the 2026 Indenture), among the Issuer, the Guarantor and U.S. Bank National Association, as trustee, (ii) up to $1,500,000,000 aggregate principal amount of its outstanding 3.450% Senior Notes due 2021 (the 2021 Original Securities) for a like principal amount of 3.450% Senior Notes due 2021 (the 2021 Exchange Securities) to be issued by the Issuer under a senior indenture dated April 18, 2016 (the 2021 Indenture), among the Issuer, the Guarantor and U.S. Bank National Association, as trustee, (iii) up to $1,000,000,000 aggregate principal amount of its outstanding Floating Rate Senior Notes due 2021 (the Floating Rate Original Securities) for a like principal amount of Floating Rate Senior Notes due 2021 (the Floating Rate Exchange Securities) to be issued by the Issuer under a senior indenture dated April 18, 2016 (the Floating Rate Indenture), among the Issuer, the Guarantor and U.S. Bank National Association, as trustee, and (iv) up to $2,000,000,000 aggregate principal amount of its outstanding 3.800% Senior Notes due 2023 (the 2023 Original Securities and, together with the 2026 Original Securities, the 2021 Original Securities

and the Floating Rate Original Securities, the Original Securities) for a like principal amount of 3.800% Senior Notes due 2023 (the 2023 Exchange Securities and, together with the 2026 Exchange Securities, the 2021 Exchange Securities and the Floating Rate Exchange Securities, the Exchange Securities) to be issued by the Issuer under a senior indenture dated June 10, 2016 (the 2023 Indenture and, together with the 2026 Indenture, the 2021 Indenture and the Floating Rate Indenture, the Indentures), among the Issuer, the Guarantor and U.S. Bank National Association, as trustee. As such special Swiss counsel, we have been requested to give our opinion as to certain legal matters relating to the Exchange Securities and the Guarantees (as defined below).

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Indenture.

I.                                                                    Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents or any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only examined the following documents (collectively, the Documents):

(i)                                    an electronic copy of the Registration Statement;

(ii)                                  electronic copies of the executed Indentures;

(iii)                               the form of Global Security in relation to the 2026 Exchange Securities, the form of Global Security in relation to the 2021 Exchange Securities, the form of Global Security in relation to the Floating Rate Exchange Securities and the form of Global Security in relation to the 2023 Exchange Securities (the Forms of Global Security);

(iv)                              the form of guarantee in relation to the 2026 Exchange Securities, the form of guarantee in relation to the 2021 Exchange Securities, the form of guarantee in relation to the Floating Rate Exchange Securities and the form of guarantee in relation to the 2023 Exchange Securities  (the Forms of Guarantee);

(v)                                a copy of the articles of association (Statuten) of the Guarantor in their version of June 27, 2016, certified by the Commercial Register of the Canton of Zurich on September 30, 2016 (the Articles);

(vi)                             a certified excerpt from the Commercial Register of the Canton of Zurich for the Guarantor, dated September 30, 2016 (the Excerpt);

(vii)                          an electronic copy of the Organizational Guidelines and Regulations of Credit Suisse Group AG and Credit Suisse AG, in their version of February 8, 2012 (the 2012 Regulations), in their version of June 19, 2014 (the 2014 Regulations), and in their version of April 28, 2016 (the 2016 Regulations);

(viii)                       electronic copies of each of (A) the GP-00200 Global Policy: Funding Authority within Credit Suisse Group AG and Credit Suisse AG in its version of May 18, 2012 (the 2012 Funding Authority), (B) the GP-00200 Global Policy: Funding Authority for Third Party transactions in its version of August 4, 2015 (the 2015 Funding Authority), and (C) the GP-00200 Global Policy: Funding Authority for Third Party transactions in its version of September 1, 2016 (the 2016 Funding Authority);

(ix)                             an electronic copy of the GP-00078 Global Policy: Credit Suisse Global Policy on Inter-Company Guarantees, in its version of October 15, 2015 (the 2015 Guarantee Policy), and in its version of September 2, 2016 (the 2016 Guarantee Policy);

(x)                                an electronic copy of the approval of the Treasurer of the Guarantor dated as of April 14, 2016, with respect to the 2026 Original Securities, the 2021 Original Securities, the Floating Rate Original Securities, the 2026 Exchange Securities, the 2021 Exchange Securities and the Floating Rate Exchange Securities (the April 2016 Approval);

(xi)                             an electronic copy of the approval of the Treasurer of the Guarantor dated as of June 8, 2016, with respect to the 2023 Original Securities and the 2023 Exchange Securities (together with the April 2016 Approval, the Approvals); and

(xii)                          an electronic copy of the power of attorney dated July 22, 2015, issued by D. Mathers, as Chief Financial Officer of the Guarantor, and D. Wong, as Treasurer of the Guarantor (the Power of Attorney).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law. References to the Documents do not include references to them as they or any provision thereof may be amended, restated, waived or supplemented at any time after the issue of this opinion. Moreover, we express no opinion on any additional agreements or other documents that may be entered into in the future in connection with the Exchange Securities of any series (e.g., in connection with an Issuer Substitution).

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.                                                               Assumptions

In rendering the opinion below, we have assumed the following:

(a)                       all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)                       all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;

(c)                        except as expressly opined upon herein, all information contained in the Documents is, and all material statements made to us in connection with the Documents are, true and accurate;

(d)                       each Indenture is within the capacity and power of, has been duly authorized, executed and delivered by, and is binding on, all parties thereto (other than the Guarantor);

(e)                        the Exchange Securities of each series will be initially represented by one or more Global Securities in the form of the applicable Form of Global Security (each such Global Security, a Global Certificate and, collectively, the Global Certificates), and a guarantee in the form of the applicable Form of Guarantee will be endorsed on each Global Certificate (each such guarantee, a Guarantee and, collectively, the Guarantees);

(f)                         the Issuer will at the time of issuance of each Global Certificate be duly incorporated or formed, as applicable, and organized and validly existing under the laws of its jurisdiction of incorporation or formation;

(g)                        each Global Certificate will be within the capacity and power of, duly authorized, executed and delivered by, and binding on the Issuer;

(h)                       each Global Certificate will be duly issued, authenticated and delivered in accordance with the terms of the applicable Indenture;

(i)                           each Guarantee will be delivered in accordance with the terms of the applicable Indenture;

(j)                                   the parties to each Indenture (other than the Guarantor) are duly incorporated or formed, as applicable, and organized and validly existing under the laws of their respective jurisdiction of incorporation or formation;

(k)                                the Exchange Offers will be conducted in the manner described in the Registration Statement;

(l)                                    to the extent relevant for purposes of this opinion and without prejudice to the opinion set forth in Section III.5, all parties to each Indenture and the Exchange Securities have performed and will perform all obligations by which they are respectively bound under such Indenture or the Exchange Securities, and all parties to each Indenture and the Exchange Securities are and will be in compliance with all matters of validity and enforceability under any law other than, in the case of the Guarantor, the laws of Switzerland;

(m)                            each Indenture is, and, upon issuance, the Exchange Securities and each Guarantee will be, valid, binding and enforceable under the laws of the State of New York, which is the law by which the Indentures, the Exchange Securities and the Guarantees are each expressed to be governed;

(n)                                the choice of the laws of the State of New York as the governing law provided for in each Indenture is, and to be provided for in the Exchange Securities and each Guarantee will be, valid under the laws of the State of New York;

(o)                                the submission of the Guarantor to the jurisdiction of the state or federal courts in the Borough of Manhattan, City of New York, provided for in each Indenture is valid under the laws of the State of New York;

(p)                                as far as any obligation under any Indenture or the Exchange Securities is required to be performed in, or by a party organized under the laws of, any jurisdiction outside of Switzerland, its performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction;

(q)                                except as expressly opined upon herein, all representations and warranties set forth in each Indenture and the Exchange Securities are true and accurate;

(r)                                   the Registration Statement has been duly authorized by the Issuer;

(s)                                  all authorizations, approvals, consents, licenses, exemptions and other requirements (other than those required under Swiss law or Swiss regulations applicable to the Guarantor, the Articles, the 2012 Regulations, the 2014 Regulations, the 2016 Regulations, the 2012 Funding Authority, the 2015 Funding Authority, the 2016 Funding Authority, the 2015 Guarantee Policy or the 2016 Guarantee Policy) for the legality, validity and enforceability of each Indenture and the Exchange Securities, the issuance of the Exchange Securities, and the filing of the Registration Statement, and for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the parties thereto in each Indenture and the Exchange Securities have been duly obtained prior to the signing of such

Indenture and the Exchange Securities and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;

(t)                                   the Exchange Securities constitute senior notes issued pursuant to funding/treasury transactions within the meaning of the 2015 Funding Authority;

(u)                                so long as the Exchange Securities of any series are represented by one or more of the Global Certificates or, subsequently, one or more substitute global certificates, such global certificate(s) will be and remain deposited with (i) a clearing system located outside of Switzerland or (ii) a custodian or common depositary located outside of Switzerland on behalf of a clearing system located outside of Switzerland;

(v)                                the Excerpt is correct, complete and up-to-date, and the Articles, the 2016 Regulations, the 2016 Funding Authority, the 2016 Guarantee Policy, the Approvals and the Power of Attorney are in full force and effect and have not been amended; and

(w)                              the 2014 Regulations were in full force and effect and had not been amended as of the dates of the April 2016 Approval, the 2015 Funding Authority and the Power of Attorney

(x)                                the 2012 Regulations were in full force and effect and had not been amended as of the date of the 2012 Funding Authority;

(y)                                the 2015 Funding Authority was in full force and effect and had not been amended as of the date of each Approval;

(z)                                 the 2012 Funding Authority was in full force and effect and had not been amended as of the date of the Power of Attorney;

(aa)                         the 2015 Guarantee Policy was in full force and effect and had not been amended as of the date of each Approval; and

(bb)                         the parties to each Indenture entered into such Indenture for bona fide commercial reasons and on arm’s length terms, and none of the directors or officers of any such party has or had a conflict of interest with such party in respect of the Documents that would preclude such director or officer from validly representing (or granting a power of attorney in respect of the Documents for) such party.

III.                                                          Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that:

1.                           The Guarantor is a corporation duly incorporated and validly existing under the laws of Switzerland with all requisite corporate power and authority to (i) execute and deliver, and perform its obligations under, the Indentures and the Guarantees, (ii) issue the Guarantees,

(iii) execute and file the Registration Statement, and (iv) own its properties and conduct its business in Switzerland.

2.                                     The Guarantor has taken all necessary corporate action to authorize its (i) execution and delivery of the Indentures and the Guarantees, (ii) issuance of the Guarantees, (iii) execution and filing of the Registration Statement, and (iv) performance of its obligations under the Indentures and the Guarantees.

3.                                     Each Indenture has been duly executed and delivered by the Guarantor.

4.                                     The execution and delivery by the Guarantor of the Indentures and the Guarantees, and performance by the Guarantor of its obligations under the Indentures and, if and when duly issued and delivered, the Guarantees, do not violate any provision of the Articles or any mandatory provisions of the laws of Switzerland applicable to the Guarantor.

5.                                     As far as Swiss law is concerned, the obligations expressed to be assumed by the Guarantor in each Indenture constitute, and, if and when duly issued and delivered, the Guarantees will constitute, legal, valid and binding obligations of the Guarantor, enforceable against it in accordance with the terms thereof.

6.                                     If and when the Guarantees are duly issued and delivered, the obligations expressed to be assumed by the Guarantor thereunder will constitute direct unsubordinated obligations of the Guarantor, and will rank at least pari passu with any other unsecured, unsubordinated obligations of the Guarantor (whether actual or contingent) outstanding from time to time, subject to any statutory preferences under applicable law.

7.                                     The choice of the laws of the State of New York as the governing law of each Indenture is, and, if and when duly issued and delivered, each Guarantee will be, a valid choice of law among the parties thereto under the laws of Switzerland and, in any action brought before a court of competent jurisdiction in Switzerland relating to any Indenture or, if and when duly issued and delivered, any Guarantee, the laws of the State of New York would be recognized and applied by such court to all issues for which the proper or governing law of a contract is applicable under the conflict of laws rules of Switzerland; provided, however, that (i) such choice of law may not extend to non-contractual obligations, (ii) the content of the relevant laws of New York, as applicable, may need to be proven by the relevant party, and (iii) a Swiss court would apply Swiss procedural rules.

8.                                     The submission by the Guarantor to the jurisdiction of the state or federal courts in the Borough of Manhattan, City of New York, provided for in each Indenture is valid and legally binding on it under the laws of Switzerland.

9.                                     The designation by the Guarantor of Credit Suisse (USA), Inc. at 11 Madison Avenue, New York, New York 10010, as its agent to receive service of process in the United States on its behalf as provided for in each Indenture is valid and binding under the laws of Switzerland, provided that Credit Suisse (USA), Inc. is properly acting as agent for service of process and its mandate has not been revoked.

10.                              The courts of Switzerland will recognize as valid, and will enforce, any final and non-appealable civil judgment for a monetary claim obtained in a competent state or federal court in the Borough of Manhattan, City of New York against the Guarantor in relation to any Indenture and, if and when duly issued and delivered, any Guarantee.

11.                              Except for the approval by the SIX Swiss Exchange of the listing of the Exchange Securities thereon, there are no authorizations, consents, approvals or filings with or orders of any Swiss court or Swiss governmental agency or body required to be obtained by the Guarantor for the consummation of the transactions contemplated by any of the Indentures or the Guarantees, other than such authorizations, consents, approvals and filings that have already been obtained or made.

12.                              In order to ensure the legality, validity and enforceability or admissibility into evidence of each Indenture or, if and when duly issued and delivered, each Guarantee, it is not necessary that such Indenture or such Guarantee be approved, authorized, filed or recorded with any governmental, administrative or other authority or court in Switzerland.

13.                              The Guarantor can sue and be sued in its own name.

IV.                              Qualifications

The above opinions are subject to the following qualifications:

(a)                                The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)                                As used in this opinion, the terms “enforceable” and “enforceability” mean that the relevant obligation or document is of a type enforced by the Swiss courts in accordance with, and subject to, the rules of procedure applicable in Switzerland. However, enforceability of the Indentures and the Guarantees may be limited by applicable bankruptcy, insolvency, reorganization or similar laws (including the relevant provisions of the Private International Law Act (as defined below) on the recognition of foreign insolvency proceedings) affecting the rights of Swiss and|or foreign creditors and secured parties in general, laws or principles of general application (including, but not limited to, the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben)), and public policy, as defined in articles 17-19 of the Swiss Private International Law Act of December 18, 1987, as amended (the Private International Law Act).

Enforcement before the courts of Switzerland will in any event be subject to:

(i)             the nature of the remedies available in the Swiss courts (and nothing in this opinion should be taken as indicating that specific performance (other than for the payment of a sum of money) or injunctive relief would be available as remedies for the enforcement of such obligations); and

(ii)          the acceptance of such courts of jurisdiction and the power of such courts to stay proceedings if concurrent proceedings are being brought elsewhere.

(c)                                 Under Swiss law, jurisdiction clauses may have no effect as regards actions relating to, or deemed to be brought in connection with, insolvency procedures which, as a rule, must be brought before the court at the place of such insolvency procedure.

(d)                                Contractual submissions to a particular jurisdiction are subject to the mandatory provisions on the protection of consumers, insured persons and employees pursuant to the Convention on Jurisdiction and the Recognition and Enforcement of Judgments in Civil and Commercial Matters of October 30, 2007, as amended (the Lugano Convention), the Private International Law Act and such other international treaties by which Switzerland is bound.

(e)                                 Rights and claims may become barred under statutes of limitation or prescription, or may be or become subject to available defenses such as set-off, counterclaim, misrepresentation, material error, frustration, overreaching, duress or fraud. Further, (i) limitations may apply to any provision in any Indenture or Guarantee that limits the liability of any party thereto or provides for indemnification and contribution obligations of the Guarantor if a Swiss court finds that such party or the indemnified person, respectively, acted willfully or negligently, and (ii) any party’s obligation to pay an amount under any Indenture or Guarantee may be unenforceable if a Swiss court finds that such amount constitutes an excessive penalty (such as exemplary or punitive damages).

(f)                                  Swiss courts do not consider themselves bound by contractual severability provisions or provisions stating that an agreement may only be amended in writing.

(g)                                 Under Swiss law, a notice sent but not actually received may be considered not to have been properly given, and a document required to be signed or to be made in writing may not constitute a valid document if only transmitted by fax, e-mail or similar telecommunication.

(h)                                Pursuant to Swiss law, any mandate, power of attorney or instruction provided to, or appointment of, an agent may be revoked at any time by the principal, notwithstanding such mandate, power of attorney, instruction or appointment being stated to be irrevocable.

(i)                                    Any provision in any Indenture or Guarantee to the effect that any of the rights and|or obligations of any party thereto shall be binding upon or inure to the benefit of its successors and assigns may not be binding on such successors and assigns without further consent and documentation.

(j)                                   A Swiss court may limit or decline to give effect to an indemnity for legal fees or costs incurred.

(k)                                Pursuant to article 10 of the Private International Law Act and article 31 of the Lugano Convention, Swiss courts may order preliminary measures even where they do not have jurisdiction over the substance of the matter.

(l)                                    The enforceability in Switzerland of a foreign judgment rendered against the Guarantor is subject to the limitations set forth in (x) the Lugano Convention, (y) such other international treaties under which Switzerland is bound, and (z) the Private International Law Act. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

(i)                          in case of sub-clauses (y) and (z) above and, in certain exceptional cases, sub-clause (x) above, such foreign court had jurisdiction;

(ii)                       such judgment has become final and non-appealable, or, in the case of sub-clause (x) above, has become enforceable at an earlier stage;

(iii)                    the court procedures leading to such judgment followed the principles of due process of law, including proper service of process, subject to special provisions provided for by the Lugano Convention;

(iv)                   such judgment on its merits does not violate Swiss law principles of public policy; and

(v)                      from a Swiss law perspective, such foreign procedure does not formally or functionally qualify as an insolvency -related, criminal or administrative procedure.

(m)                            Enforcement of a claim or court judgment under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs and any foreign currency amount must accordingly be converted into Swiss francs in accordance with the applicable rules.

(n)                                Article 1157 of the Swiss Code of Obligations (Schweizerisches Obligationenrecht, OR) (the CO) provides that if bonds are issued directly or indirectly by a public subscription by an issuer domiciled or having a business establishment in Switzerland, the bondholders form a community of creditors by operation of law. The provisions on the community of creditors in the terms of the bonds, notably on the powers and organization of bondholder meetings, are then subject to, and must comply with, the provisions of the CO. We believe that these provisions will not apply in cases where the bonds have initially been issued by a non-Swiss issuer and later the non-Swiss issuer is substituted for a Swiss entity as issuer of the bonds. However, we note that there is no jurisprudence supporting this view, so a court (or, in case of the bankruptcy of the Swiss company, the Swiss bankruptcy trustee) may take the view that the Swiss law provisions must nonetheless apply.

(o)                                We express no opinion as to tax matters. Further, we express no opinion on any commercial, accounting, calculating, auditing or other non-legal matter.

(p)                                A determination, calculation, statement or certification as to any matter may be held by a Swiss court not to be final, conclusive or binding if such determination, calculation, statement or certification were shown to have an unreasonable, incorrect or arbitrary basis or not to have been given or made in good faith.

(q)                                Swiss courts interpret and construe an agreement in accordance with the principle of good faith (Vertragsauslegung nach Treu und Glauben) and, in doing so, may consider elements in addition to the wording of the relevant provisions of such agreement, including, without limitation, the circumstances under which such agreement was entered into and the real intention of the parties thereto as mutually understood or as to be understood in good faith.

(r)                                   It is doubtful whether a Swiss court would enforce a judgment of any court of the United States or any political subdivision thereof predicated solely upon the federal or state securities laws of the United States.

(s)                                  In making references to the terms of the Indentures or the Guarantees, no opinion is expressed as to whether and to what extent these are sufficiently specified or leave room for interpretation which may, as the case may be, become a matter of the discretion of the courts.

(t)                                   We have not investigated or verified the truth or accuracy of any of the information contained in the Registration Statement or whether any such information is misleading, nor have we been responsible for ensuring that no material information has been omitted from the Registration Statement.

* * *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name in the prospectus included in the Registration Statement under the heading “Legal Matters”. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as special Swiss counsel to the Issuer and the Guarantor, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Sincerely yours,

/s/ Homburger AG
Homburger AG